EXHIBIT 10.7
                                                                    ------------
                               EMPLOYMENT CONTRACT
                               -------------------

This Employment Agreement, effective as of October 1, 2001, is made between BRIDGELINE Software, Inc., a Delaware corporation (hereinafter referred to as "Employer"), and THOMAS L. MASSIE (hereinafter referred to as "Employee").

In Consideration of the mutual promises made herein, Employer and Employee agree as follows:

                                    ARTICLE 1
                               TERM OF EMPLOYMENT

                                SPECIFIED PERIOD

SECTION 1.1

Employer hereby employs Employee, and Employee hereby accepts employment with Employer for a period of three (3) years beginning as of the effective date of this Agreement.

                               AUTOMATIC EXTENSION

SECTION 1.2

This Agreement shall be automatically extended for a further day, without written amendment, on each and every day after October 1, 2001 so that is always effective for a period of three (3) years, subject to earlier termination as provided in Section 6.1.

                            "EMPLOYMENT TERM" DEFINED

SECTION 1.3

As used herein, the phrase "employment term" refers to entire period of employment of Employee by Employer hereunder, whether for the periods provided above, or whether terminated earlier as hereinafter provided or extended by mutual agreement between Employer and Employee.


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                                    ARTICLE 2
                       DUTIES AND OBLIGATIONS OF EMPLOYEE

                                 GENERAL DUTIES

SECTION 2.1

Employee shall serve as Chief Executive Officer, President, and Member of the Board of Directors of Employer and any of its wholly owned subsidiaries. In such capacity, Employee shall perform general and active supervision of the affairs, business, offices and employees of the Employer and do and perform all other services, acts or things in accordance with the bylaws of the Employer and the policies heretofore and hereinafter set by Employer's Board of Directors. The Employee shall perform such services at 130 New Boston Street, Woburn, Massachusetts, or at such other location within thirty (30) miles of said address as may be designated by Employer.

                         DEVOTION TO EMPLOYER'S BUSINESS

SECTION 2.2

   (a) Employee shall devote his entire productive time, ability and attention to the business of employer during the term of this Agreement.

   (b) Employee shall not engage in any business duties or pursuits whatsoever, or directly or indirectly render any services of a business, commercial or professional nature to any other person or organization, whether for compensation or otherwise, without the prior written consent of the Employer's Board of Directors. However, the expenditure of reasonable amounts of time for education, charitable or professional activities shall not be deemed a breach of this Agreement if those activities do not materially interfere with the services required under this Agreement.

   (c) This Agreement shall not be interpreted to prohibit Employee from making personal investments, becoming a Board member of a non-competing business, or conducting private business affairs if those activities do not materially interfere with the services required under this Agreement.

                   CONFIDENTIAL INFORMATION; TANGIBLE PROPERTY
                             COMPETITIVE ACTIVITIES

SECTION 2.3

   (a) Employee shall hold in confidence and not use or disclose to any person or entity without the express written authorization of Employer, either during the term of employment or at any time thereafter, secret or confidential information of Employer. Information and materials received in confidence from third parities by Employee is included within the meaning of this section. If any confidential information described below is sought by legal process, Employee will promptly notify Employer and will cooperate with Employer in preserving its confidentiality in connection with any legal proceeding.


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     The parties hereto hereby stipulate that the following information is important, material and has independent economic value (actual or potential) from not being generally known to others who could obtain economic value from its disclosure or use ("Confidential Information"), and that any breach of any term of this Section 2.3 is a material breach of this Agreement.

        (i) The names, buying habits and practices of Employer's customers or prospective customers;

        (ii)     Employer's marketing methods and related data;

        (iii)    The names of Employer's vendors and suppliers;

        (iv)     Costs of labor or materials;

        (v) The prices Employer obtains or has obtained or for which it sells or has sold its products or services;

        (vi)     Compensation paid to employees or other terms of employment;

        (vii)    Employer's past and projected sales volumes;

        (viii)   Proposed new products;

        (ix)     Enhancements of existing products; and

        (x) Any addition information deemed by Employer to be confidential by marking or stamping "Confidential "or similar words on the cover of such information, by advising Employee orally or in writing that certain information is confidential or by generally treating such information in such a manner that Employee should reasonably believe it to be deemed confidential by Employer.

Notwithstanding the foregoing, the parties contemplate that the categories of information described in subsections (iii), (ix), and (x) above may be disclosed to customers and potential customers of the Employer in the normal course of business, and such disclosure shall not constitute a breach of this Agreement.

All Confidential Information, as well as all software code, methodologies, models, samples, tools, machinery, equipment, notes, books, correspondences drawings and other written, graphical or electromagnetic records relating to any of the Confidential Information of Employer which Employee shall prepare, use, construct, observe, possess, or control shall be and shall remain the sole property of Employer and shall be returned to Employer upon termination of employment.

   (b) For a period of twelve (12) months following Employee's termination of employment with Employer, Employee agrees not to engage in any employment or activity that is any way competitive with Employer's business.


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   (c)  During the term of this contract, Employee shall not, directly or indirectly, either as an employee, consultant, agent, principal, partner, stockholder (except in a publicly held company), corporate officer, director, or in any other individual or representative capacity, engage or participate in any business that is in competition in any manner whatsoever with then business of Employer.

   (d) During his employment hereunder, Employee agrees that Employer will not undertake planning for or organization of any business activity competitive with Employer's business, or combine or conspire with other employees or representative of Employer's business for the purpose of organizing any competitive business activity.

   (e) During his employment hereunder and for twelve (12) months thereafter, Employee agrees that he will not directly or.indirectly, or by action in concert with others, induce or influence (or seek to induce or influence) any person who is engaged (as an employee, agent, independent contractor or otherwise) by Employer to terminate his or her employment or engagement.

   (f) Covenants of this Section 2.3 shall be construed as separate covenants covering their subject matter in each of the separate counties and states in the United States in which Employer transacts its business. To the extent that any covenant shall be judicially unenforceable in any one or more of said counties or states, said covenants shall not affected with respect to each other county and state; each covenant with respect to each county and state being construed as severable and independent.

   (g) Employee represents and warrants the Employee is free to enter into this Agreement and to perform each of the terms and covenants contained herein, and that doing so will not violate the terms or conditions of any agreement between Employee and any third party.

                          INVENTIONS AND ORIGINAL WORKS

SECTION 2.4

Employee agrees that he will promptly make full written disclosure to Employer, will hold in trust for the sole right ft and benefit of Employer, and hereby assigns to Employer, all of his right, title and interest in and to any and all inventions (and patent rights with respect thereto), original works of authorship (including all copyrights with respect thereto), developments, improvements or trade secrets which Employer may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the course of performing his duties under this Agreement.

Employee acknowledges that all original works of authorship which are made by him (solely or jointly with others) within the scope of his duties under this Agreement and which are protect able by Copyrights are "works made for hire" as that term is defined in the United States Copyright Act (17 U.S.C.A., Section
101) and that Employee is an employee as defined under that Act. Employee further agrees from time to time to execute written transfers to Employer of ownership of specific original works of authorship (and all copyrights therein) made by Employee (solely or jointly with others) which may, despite the proceeding sentence, be deemed by a court of law not to be


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"works made for hire" in such form as is acceptable to Employer in its reasonable discretion.

                             MAINTENANCE OF RECORDS

SECTION 2.5

Employee agrees to keep and maintain adequate and reasonable written records of all inventions, original works of authorship, trade secrets developed or made by him (solely or jointly with others) during the term of this Agreement. The records will be in the form of notes, sketches, drawings and other formats that may be specified by Employer. The records will be available to and remain the sole property of Employer at all times.

               OBTAINING LETTERS PATENT AND COPYRIGHT REGISTRATION

SECTION 2.6

Employee agrees to assist Employer to obtain United States or foreign letters patent, and copyright registration (as well as any transfers of ownership thereof) covering inventions and original works of authorship assigned hereunder to Employer.


                                    ARTICLE 3
                             OBLIGATIONS OF EMPLOYER

                               GENERAL DESCRIPTION

SECTION 3.1

Employer shall provide Employee with the compensation, incentives and benefits specified elsewhere in this Agreement.

                                OFFICE AND STAFF

SECTION 3.2

Employer shall provide Employee with a private office, administrative help, office equipment, supplies and other facilities and services suitable to Employee's position and adequate for the performance of his duties.


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                                    ARTICLE 4
                            COMPENSATION OF EMPLOYEE

                                  ANNUAL SALARY

SECTION 4.1

   (a) As compensation for his services hereunder, Employee shall be paid a salary at the rate of not less than one hundred and fifty thousand dollars ($150,000) per year effective as of the effective date of this Agreement. Salary shall be paid in equal installments not less frequently than twice per month.

   (b) Employee shall receive increases in salary during the term of this Agreement as may be determined by Employer's Board of Directors in its sole discretion from time to time and, if so increased, Employee's salary shall not thereafter be decreased except with Employee's consent.

                               BONUS COMPENSATION

SECTION 4.2

In addition to his annual salary, Employee shall be entitled to receive an annual cash bonus of minimally fifty thousand dollars ($50,000) to be paid each year, based on mutually agreed upon goals that will be set by the Board of Directors. The goals will be realistic and attainable and shall be determined on a basis consistent with the criteria used for determining the goals in prior years. Based on achieving the agreed upon goals, the annual cash bonus shall be paid in installments of $12,500 on April 30, July 30, October 30, and January
30. The Directors may from time to time elect to pay any additional bonuses based on performance that exceeds the mutually agreed upon goals.

                   ANNUAL COMPENSATION. REVIEW AND ADJUSTMENT

SECTION 4.3

The Employer agrees that by December 31st of every calendar year the Board of Directors, or the Board of Directors Compensation Committee will review the compensation of three Chief Executive Officers of other similar companies, of similar size, and of similar status (private or public) who perform their duties in the same geographical location that Employee performs his duties. The Employer agrees that the Employees annual compensation will be adjusted annually, so that the Employees annual Compensation will be no less than the average of the three Chief Executive Officers of the three similar companies reviewed.

                                 TAX WITHHOLDING

SECTION 4.4

Employer shall have the right to deduct or withhold from the compensation due to Employee hereunder any and all sums required for federal income and social security


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taxes and all state or local taxes now applicable or that may be enacted and become applicable in the future.


                                    ARTICLE 5
                                EMPLOYEE BENEFITS

                                 ANNUAL VACATION

SECTION 5.1

Employee shall be entitled to twenty (20) Business days of paid vacation during each year of this contract. In the event Employee is unable to or does not take all of the vacation days to which he is entitled hereunder, he shall be paid for those days at his normal daily rate (to be calculated by dividing his annual salary and bonus, at the rate in effect at the end of the relevant fiscal year of Employer by the number of Business Days in the relevant fiscal year) within forty-five (45) days of the end of the Employer's fiscal year. Unused vacation shall not be carried over into the next year. As used in this Agreement, a Business Day shall mean any day other than Saturday, Sunday or national holiday.

                                    BENEFITS

SECTION 5.2

Employee shall participate in any and all benefit plans, including without limitation group health an dental insurance programs, provided by Employer, should Employee elect to participate in any such plans. In addition, Employer shall pay, or at Employee's option reimburse Employee for, the premiums on (a) a disability insurance policy $20,000 and (b) a term life providing a monthly disability benefit of no less than insurance policy in the amount of $2,000,000 payable to Employee's beneficiary(ies) (which may be or include the estate or Family Limited Partnership of the Employee).

                                BUSINESS EXPENSES

SECTION 5.3

Employer shall reimburse Employee for all appropriate expenses for travel and entertainment by Employee for legitimate business purposes, provided that Employee furnishes to Employer adequate records and documentary evidence for the substantiation of each such expenditure.


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                                    ARTICLE 6
                            TERMINATION OF EMPLOYMENT


                                   TERMINATION

SECTION 6.1

Employee's employment hereunder may be terminated by Employee or Employer as herein provided, without further obligation or liability, except as expressly provided herein.

                  RESIGNATION, RETIREMENT, DEATH OR DISABILITY

SECTION 6.2

Employee's employment hereunder shall be terminated at any time by Employee's resignation (other than by resignation for Good Reason), or by Employee's retirement at or after attainment of age sixty five (65) ("Retirement"), death, or by his inability to perform his duties under this Agreement on a fulltime basis for a period of at least six (6) consecutive months because of a physical or mental illness ("Disability").

                              TERMINATION FOR CAUSE

SECTION 6.3

Employees' employment hereunder may be terminated for Cause upon the affirmative vote of all members of the Board of Directors other than the Employee. "Cause" shall mean embezzlement of assets of the Employer or an Affiliate, or breach of fiduciary duty involving materially personal or family profit; willfully engaging in conduct with the purpose and effect of materially injuring Employer, or the willful and continued failure by the employee to substantially perform his duties hereunder.

For purposes of this Section, no act, or failure to act, on the Employee's part shall be considered "willful" unless done, or omitted to be done, by not in good faith and without reasonable belief that his action or omission was in the best interest of the Employer. Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for Cause without (i) reasonable notice to the Employee setting forth the reasons for the Employer's intention to terminate for Cause; (ii) an opportunity for the Employee, together with his counsel, to be heard before the Board; and (iii) delivery to Employee of a Notice of Termination as defined in Section 6.7 hereof from the entire Board finding that in the good faith opinion of such the entire Board, the Employee was guilty of conduct set forth above, and specifying the particulars thereof in detail.

                            TERMINATION WITHOUT CAUSE

SECTION 6.4

Employee's employment hereunder may be terminated without Cause upon thirty (30) days' notice for any reason, subject to the payment of any amounts required by
Section 7.3.


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                                   EXPIRATION

SECTION 6.5

Employee's employment hereunder shall be terminated upon expiration of the Term of Employment as provided in Section 1.1 and 1.2.

                           RESIGNATION FOR GOOD REASON

SECTION 6.6

   (a) At any time within one (1) year following a Change in Control, Employee may regard Employee's employment as being constructively terminated, and may therefore resign within ninety (90) days of Employee's discovery of any one of the following events, which will constitute "Good Reason" for such resignation:

        (i) Without Employee's express written consent, the assignment to Employee of any duties materially inconsistent with Employee's position, duties, responsibilities and status with Employer immediate prior to the Change in Control, or any subsequent removal of Employee from or any failure to re elect Employee to any such position, with the determination of whether such an event had taken place to be in the sole discretion of Employee;

        (ii) Without Employee's express written consent, the termination and/or material reduction in Employee's facilities (including office space and general location) and staff reporting and available to Employee's immediately prior to the Change in Control, with the determination of whether such an event has taken place to be in the sole discretion of Employee;

        (iii) A geographical relocation of Employee without Employee's written consent;

        (iv) A failure by the Employer to comply with any material provision of this Agreement which is not been cured within ten (10) days after notice of such noncompliance has been given by the Employee to the Employer;

        (v) Any purported termination of Employee's employment by the Employer or the Board which is not effected pursuant to the requirements of this Article 6 with respect to death, Retirement, Disability or Termination for Cause;

        (vi) Any purported termination of the Employee's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph 6.7 (and for purposes of this Agreement no such purported termination shall be effective);

        (vii) Receipt of notice by Employee that this Agreement will not be renewed pursuant to Section 1.2;

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        (viii)   A material reduction by Employer of Employee's compensation and/or benefits in effect prior to the Change in Control.

        (ix) A failure by the Employer to comply with Section 4.3 of this Agreement.

   (b) At any time during the sixty (60) days after the first anniversary of a Change in Control, Employee may resign for any reason or no reason and such resignation during such period shall conclusively constitute "Good Reason" for such resignation.

   (c) Employee may also resign his employment under the following circumstances which shall constitute "Good Reason" for such resignation: if his health should become impaired to an extent that makes his continued performance of duties hereunder hazardous to his physical or mental health or his life, provided that the Employee shall have furnished the Employer with a written statement from a qualified doctor to such effect and provided, further, that, at the Employer's request, the Employee shall submit to an examination by a doctor selected by the Employer and such doctor shall have concurred in the conclusion of the Employee's doctor.

                             NOTICE OF TERMINATION

SECTION 6.7

Any termination of the Employee's employment by the Employer or by the Employee (other than termination by reason of resignation, except for Good Reason, which shall require Notice of Termination), retirement, or death, shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall include the specific termination provision in this Agreement relied upon, and shall set forth ion reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated.


                               DATE OF TERMINATION

SECTION 6.8

The "Date of Termination" shall be:

   (a) If the Employee's employment is terminated by his death, the date of his death;

   (b) If the Employee's employment is terminated by Employer by reason of Employee's disability, thirty (30) days after Notice of Termination is given (provided that the Employee shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period);

   (c) If the Employee's employment is terminated for Cause, the date the Notice of Termination is given or after if so specified in such Notice of Termination;

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   (d)  If the Employee's employment is terminated for Good Reason, thirty (30)
        days after Notice of Termination is given; and

   (e) If the Employee's employment is terminated for any other reason, the date on which a Notice of Termination is given; provided that if within thirty (30) days after any Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute is finally determined, either by arbitration award or by a final judgment, order or decree of a Court competent jurisdiction (the time for appeal therefore having expired and no appeal having been perfected).

                            CHANGE OF CONTROL DEFINED

SECTION 6.9

For purposes of this Agreement, a "Change in Control" shall mean a change in control of Employer of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided that, without limitation, such a change in control shall, be deemed to have occurred if:

   (a) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Employer representing twenty percent (20%) or more of the combined voting power of the Employer's then outstanding securities; or

   (b) During any period of two (2) consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the board cease for any reason would constitute at least a majority thereof, unless the election of each Director who was not a Director at the beginning of such period has been approved in advance by Directors representing at least two-thirds (213) of the Directors then in office who were Directors at the beginning of the period.


                                    ARTICLE 7
                       PAYMENTS TO EMPLOYEE ON TERMINATION

                         DEATH, DISABILITY OR RETIREMENT

SECTION 7.1

In event of Employee's Retirement, death or Disability, the amounts and benefits due Employee pursuant to Article 4 and 5 through the Date of Termination, and all benefits generally available to Employer's employees as of the date of such an event, shall be payable to Employee or Employee's estate, or Family Limited Partnership without reduction, in accordance with the terms of this Agreement or of any plan, contract, understanding or arrangement forming the basis for such payment. Employee shall be entitled to such other payments as might arise from any other plan, contract, understanding or arrangement between Employee and Employer at the time of any such event.

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                                          TERMINATION FOR CAUSE
                             OR RESIGNATION WITHOUT GOOD REASON

  SECTION 7.2

  In event Employee's is terminated by Employer for Cause or Employee resigns for any reason other tan Good Reason, Employer shall pay and provide the amounts and benefits due Employee pursuant to Article 4 and 5 through the Date of Termination and shall have no further obligation to Employee under this Agreement or otherwise, except to the extent provided in any other plan, contract, understanding or arrangement, or as may be expressly required by law.

                            TERMINATION WITHOUT CAUSE
                         OR RESIGNATION FOR GOOD REASON

SECTION 7.3

The following provisions shall apply in the event Employee is either terminated by Employer without Cause or resigns for Good Reason:

   (a) Employer shall pay to Employee, or in the event of Employee's subsequent death, to Employee's surviving spouse, or if none, to Employee's estate or the Family Limited Partnership, the amounts and benefits due Employee pursuant to Article 4 and 5 through the Date of Termination and, in addition, as severance pay a lump sum payment ("Severance Payment") of one million dollars ($1,000,000) or equal to three (3) times the total of the following amounts: (1) Employee's annual salary, plus the minimum annual bonus compensation described in Section 4.2, at the rate in effect at the time Notice of Termination is given; (2) any other similar cash compensation or allowances, then in effect for Employee, which ever is greater. Not withstanding the foregoing, if Employee reasonably believes, on advice of legal counsel, that the payment in full of the Severance Payment would result in lesser after-tax proceeds to Employee, after taking into account all income, payroll and excise taxes (if any, under Internal Revenue Code ("Code") Section 4999 as amended or superseded) than if the Severance Payment were reduced, Employee may elect to reduce the Severance Payment to an amount which would maximize his after-tax proceeds.

   (b) To the extent permissible under applicable law, including Code anti-discrimination standards which must be met to retain favorable tax status of any employee benefit plan, contract or arrangement, Employer shall continue to provide to Employee during unexpired term of. this Agreement, those benefits to which Employee is entitled to immediately prior to the termination. In 'the event that Employee's participation in any such plan, contract or arrangement is barred, Employer shall, at its expense, arrange to provide Employee with benefits substantially similar to those which Employee would otherwise have been entitled to receive under such plans, contracts or arrangements from which his continued participation is barred.

   (c) Employer shall cause any stock options issued to Employee which have not lapsed and which are not otherwise exercisable to be accelerated so as to be immediately

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        exercisable by Employee and to remain exercisable for the full term specified in the applicable stock option agreement. In the event that under the plan, agreement or arrangement governing the stock options issued to Employee, Employee's options would expire or become unexercisable sooner than the full term originally specified as a result of Employee's termination or resignation, Employer shall amend the applicable stock option plan, agreement or arrangement to permit the exercise of Employee's options for the full term otherwise provided. If retaining Employee as a consultant for a term coextensive with the term remaining on Employee's stock options would permit their exercise for full term originally specified notwithstanding Employee's termination or resignation, Employer may satisfy its obligation hereunder be retaining Employee as a consultant provided that Employee and Employer agree on the essential terms of the consulting arrangement.

   (d) The total of any payment pursuant to this Agreement shall be limited to the extent necessary, in the opinion of legal counsel reasonably acceptable to Employee and Employer, to avoid the payment of an "excess parachute" payment within the meaning of Internal Revenue Code Section 280G or a successor provision.

                                    ARTICLE 8
                               GENERAL PROVISIONS

                                     NOTICES

SECTION 8.1

Any notices to be given hereunder by either party to the other shall be in writing and may be transmitted by personal delivery or by certified mail, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at:

                                   "Employee":

                                THOMAS L. MASSIE
                              6 JONAS STONE CIRCLE
                         LEXINGTON, MASSACHUSETTS 02173

                                   "Employer"

                            BRIDGELINE SOFTWARE, INC
                           ATTN: HUMAN RESOURCES DEPT
                              130 NEW BOSTON STREET
                                WOBURN, MA 08101

Each party may change that address by written notice in accordance with this section. Notices delivered personally shall be deemed communicated as of the date of actual receipt. Mailed notices shall be certified, and shall be deemed communicated as of the date of the certified mail receipt.

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                                   ARBITRATION

SECTION 8.2

   (a) Any controversy between Employer and Employee involving the construction or application of any of the terms, provisions or conditions of this Agreement or the breach thereof shall be settled by arbitration, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction. Arbitration shall comply with and be governed by the provisions of the American Arbitration Association, Commercial Division.

   (b) Employer and Employee shall each appoint one person to hear and determine the dispute. If the two persons so appointed are unable to agree, then those persons shall select a third, impartial arbitrator whose, decision shall be final and conclusive upon both parties.

   (c) The cost of arbitration shall be borne by the losing party or in such proportions as the arbitrators decide.

   (d) Such arbitration shall take place in Middlesex County, Massachusetts (or the county in Massachusetts closest to Middlesex County having an office of the American Arbitration Association).

                            ATTORNEY'S FEES AND COSTS

SECTION 8.3

If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which that party may be entitled. This provision shall be construed as applicable to the entire contract.

                                ENTIRE AGREEMENT

SECTION 8.4

This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the subject matter contained herein and contains all the covenants and agreements between the parties with respect to that subject matter. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding on either party.

                                  MODIFICATIONS

SECTION 8.5

Any modification of this Agreement will be effective only if it is in writing and signed by the Employee and properly authorized by Employer's Board of Directors and signed by two (2) officers of Employer.

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                                --------        --------        --------
                                Employee        Employer        Employer

                                EFFECT OF WAIVER

SECTION 8.6

The failure of either party to insist on strict compliance with any of the terms, covenants or condition of this Agreement by the other party shall not be deemed a waiver of that term, covenant or condition, nor shall any waiver or relinquishment of that right or power for all or any other times.

                               PARTIAL INVALIDITY

SECTION 8.7

If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

This Employment Contract is executed on October 1, 2001

                                       "Employer"

                                       BRIDGELINE Software, Inc.



                                       By: /S/ JOHN C. CAVALIER
                                          -----------------------------
                                          John C. Cavalier
                                          Chairman of the Board





                                       By: /S/ GARY M. CEBULA
                                          -----------------------------
                                          Gary M. Cebula
                                          Vice President &
                                          Chief Financial Officer


                                       "Employee"





                                       By: /S/ THOMAS L. MASSIE
                                          -----------------------------
                                          Thomas L. Massie

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                                --------        --------        --------
                                Employee        Employer        Employer